                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party Other than the Registrant   [ ]
Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            NABORS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other that Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and
       0-11.

        (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
        (5) Total fee paid:
        ------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        ------------------------------------------------------------------------
        (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
        (3) Filing Party:
        ------------------------------------------------------------------------
        (4) Date Filed:
        ------------------------------------------------------------------------

===============================================================================




          -----------------------------------------------------------

                                     NOTICE
                                       OF
                              1999 ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

          -----------------------------------------------------------



                            [NABORS INDUSTRIES LOGO]


===============================================================================

                            NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067


                                                                    May 3, 1999

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Nabors Industries, Inc., which will be held on Tuesday, June 8, 1999, beginning at 2:00 p.m., Central Daylight Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060.

     Information about the annual meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of annual meeting and proxy statement, please sign, date and return the enclosed proxy in the stamped envelope included with this letter.

                                         Sincerely yours,

                                         /s/ EUGENE M. ISENBERG
                                         EUGENE M. ISENBERG
                                         Chairman of the Board

                            NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 8, 1999

                                ---------------


     The 1999 Annual Meeting of Shareholders of Nabors Industries, Inc. will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 on Tuesday, June 8, 1999 at 2:00 p.m., Central Daylight Time, to consider and act upon the following matters:

     1.   The election of three Class II directors for terms expiring in 2002;

     2.   Such other business as may properly come before the annual meeting.

     The Board has fixed the close of business on April 9, 1999 as the record date for determining the shareholders who are entitled to vote at the annual meeting and any adjournment or postponement of the meeting.

                                         By Order of the Board of Directors,

                                         /s/ DANIEL MCLACHLIN
                                         DANIEL MCLACHLIN
                                         Corporate Secretary

Dated: May 3, 1999

     Please date and sign the enclosed proxy, and return it at your earliest convenience in the enclosed stamped envelope, so that, if you are unable to attend the annual meeting, your shares may be voted.

                            NABORS INDUSTRIES, INC.
                                ---------------

                                PROXY STATEMENT

                                ---------------

                      1999 ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 8, 1999

     The Board of Directors of Nabors Industries, Inc., a Delaware corporation, prepared this proxy statement for the purpose of soliciting proxies for the 1999 Annual Meeting of Shareholders. Our annual meeting will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 at 2:00 p.m., Central Daylight Time, on Tuesday, June 8, 1999, unless adjourned or postponed. The Board is making this solicitation by mail, and Nabors will pay all costs associated with this solicitation.

     This proxy statement and accompanying notice of annual meeting and proxy are first being mailed to shareholders on or about May 3, 1999.

     At the annual meeting, each share of Nabors common stock will be entitled to one vote. The common stock is the only outstanding class of voting securities of Nabors. Only shareholders of record on Nabors' books at the close of business on April 9, 1999 will be entitled to vote at the annual meeting. A quorum is necessary to transact business at the annual meeting. The presence at the annual meeting, in person or by proxy, of holders of a majority of the shares outstanding on April 9, 1999, constitutes a quorum.

     On April 9, 1999, there were approximately 106,985,837 shares outstanding and entitled to vote. This number includes 100,818,801 Nabors shares outstanding on that date and approximately 6,167,036 Nabors shares outstanding as a result of the merger of a subsidiary of Nabors into Bayard Drilling Technologies, Inc. on April 7, 1999. The merger provides that each Bayard share converted into .3375 shares of Nabors common stock and $.30. The number of Nabors shares issuable in exchange for Bayard shares is approximate because cash will be issued in place of fractional shares, and we do not know at this time how many whole shares of Nabors common stock will be outstanding after the exchange of the Bayard shares.

     Proxies received will be voted in accordance with the shareholders' directions given in the proxies. In the absence of directions, shares will be voted FOR the nominees for election as directors named in this proxy statement. You may revoke your proxy at any time before it is actually voted by:

     o filing with the Corporate Secretary of Nabors, at or before the annual meeting, but in any event prior to the vote, a written notice of revocation bearing a date later than the proxy being revoked;

     o duly executing and submitting, prior to the annual meeting, a subsequent proxy relating to the annual meeting; or

     o voting in person at the annual meeting (although attendance at the annual meeting will not, in and of itself, constitute a revocation of a proxy).

You must send any written notice revoking your proxy to the Corporate Secretary at our executive offices, 515 West Greens Road, Suite 1200, Houston, Texas 77067.

     Nabors' restated certificate of incorporation provides that a plurality of the votes cast at a meeting at which a quorum is present is required for the election of directors. The election of directors is the only matter scheduled to be considered at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote may be taken, shares represented by proxies in the accompanying form will be voted in accordance with the judgment of Eugene M.

Isenberg and Anthony G. Petrello, who have been designated as proxies to vote the shares solicited by this proxy statement.

     A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the particular item under consideration and has not received instructions from the beneficial owner. Under Delaware law abstaining votes (votes withheld by shareholders who are present and entitled to vote) and broker non-votes are deemed to be present for purposes of determining whether a quorum is present at a meeting and although abstentions and broker non-votes are not deemed to be votes duly cast, abstaining votes are deemed to be entitled to vote while broker non-votes are not deemed to be entitled to vote. Abstentions and broker non-votes will not be included in the tabulation of the voting results with respect to the election of directors and therefore will not have any effect on such vote.

     In December 1997, we changed our fiscal year from a year beginning October 1 and ending September 30 to a year beginning January 1 and ending December 31. References in this document to a transition period are to the three month period beginning October 1, 1997 and ending December 31, 1997.

                             ELECTION OF DIRECTORS

     The restated certificate of incorporation authorizes the Board to fix the number of directors from time to time, but at no less than five nor more than eleven. The number of directors is currently established at eight. The restated certificate of incorporation also provides for three classes of directors, designated Class I, Class II and Class III, each currently having three-year terms of office. Each class of directors is to consist of, as nearly as possible, one-third of the total number of directors constituting the entire Board. Except for directors elected to fill vacancies (whether created by death, resignation, removal or expansion of the Board), the directors of each class will be elected for a term of three years or until their successors have been elected and qualified. At the annual meeting, three Class II directors, Anthony G. Petrello, Myron M. Sheinfeld and Martin J. Whitman, are nominated for election to the Board to serve for a three-year term.

     As a result of death of Gary T. Hurford on April 12, 1999 the Board has seven members. Mr. Hurford served as a Class III director. The Board is entitled to fill this vacancy or to reduce the number of directors to seven, but has not made a decision as to how it will proceed at this time.

     If the enclosed proxy is signed and returned, it will be voted FOR the election of Mr. Petrello, Mr. Sheinfeld and Mr. Whitman as Class II directors, to serve until the 2002 annual meeting of shareholders or until their successors have been duly elected and qualified, unless contrary directions are given in your proxy. However, should any nominee become unavailable or prove unable to serve for any reason, the proxy will be voted for the election of such other person as the Board may select to replace such nominee, unless the Board instead fixes the number of directors at less than eight. The Board has no reason to believe that the nominees will not be available or will prove unable to serve.

     The following tables set forth certain information concerning each Class
II director nominee, the continuing Class I and Class III directors and executive officers of Nabors who are neither directors nor nominees for election as directors.

              CLASS II DIRECTOR NOMINEES -- TERMS EXPIRING IN 2002

                                                                                           DIRECTOR
                                               POSITION WITH NABORS                        OF NABORS
         NAME               AGE           AND PRIOR BUSINESS EXPERIENCE                      SINCE
         ----               ---           -----------------------------                    ---------

Anthony G. Petrello....     44      President and Chief Operating Officer of                  1991
                                    Nabors since 1992 and a member of the
                                    Executive Committee of the Board since
                                    1991. He also has been a Director of
                                    Danielson Holding Corporation (a financial
                                    services holding company) since 1996. From
                                    1979 to 1991, Mr. Petrello was with the law
                                    firm Baker & McKenzie, where he had been
                                    Managing Partner of its New York Office
                                    from 1986 until his resignation in 1991. He
                                    continues as Of Counsel to the firm and the
                                    firm continues to provide legal services to
                                    Nabors. Mr. Petrello holds a J.D. degree
                                    from Harvard Law School and B.S. and M.S.
                                    degrees in Mathematics from Yale
                                    University.

Myron M. Sheinfeld....      69      Chairman of the Audit Committee of the Board              1988
                                    since 1988 and a member of the Compensation
                                    Committee since 1993. He is counsel to the
                                    law firm Sheinfeld, Maley & Kay, a
                                    professional corporation located in
                                    Houston, Texas. Mr. Sheinfeld was an
                                    adjunct professor of law at the University
                                    of Texas, School of Law from 1975 to 1991,
                                    and has been a contributing author to
                                    numerous legal publications, and a
                                    contributor, co-editor and co-author of
                                    Collier On Bankruptcy, and a co-author of
                                    Collier On Bankruptcy Tax for Matthew
                                    Bender & Co., Inc. He is a member of the
                                    Board of Editors of "The Practical Lawyer",
                                    a member of the Board of Trustees of Third
                                    Avenue Trust (a registered investment
                                    company) and a Director of Anchor Glass
                                    Container Corporation.

                                                                                           DIRECTOR
                                               POSITION WITH NABORS                        OF NABORS
         NAME               AGE           AND PRIOR BUSINESS EXPERIENCE                      SINCE
         ----               ---           -----------------------------                    ---------

Martin J. Whitman.....      74      Member of the Audit Committee of the Board               1991
                                    since 1993. Chairman and Chief Executive
                                    Officer of M. J. Whitman, Inc., and its
                                    predecessors (a broker-dealer), since 1974;
                                    Chairman of the Board and a Director of
                                    Danielson Holding Corporation since 1990;
                                    Chairman, Chief Executive Officer and
                                    Director of Third Avenue Trust and its
                                    predecessor and EQSF Advisors, Inc. (the
                                    advisor to Third Avenue Trust) since 1990;
                                    Director of Tejon Ranch Co. (an
                                    agricultural and land management company)
                                    since 1997; and Director from March 1993 to
                                    February 1996 of Herman's Sporting Good's,
                                    Inc. (a retail sporting goods chain) which
                                    filed a voluntary petition under Chapter 11
                                    of the United States Bankruptcy Code in
                                    April 1996. Mr. Whitman is an Adjunct
                                    Lecturer, Adjunct Professor and
                                    Distinguished Fellow in Finance, Yale
                                    University School of Management from 1972
                                    to 1984 and 1992 to present. Mr. Whitman is
                                    co-author of The Aggressive Conservative
                                    Investor and author of Value Investing: A
                                    Balanced Approach.

             CLASS I CONTINUING DIRECTORS - TERMS EXPIRING IN 2001

                                                                                           DIRECTOR
                                               POSITION WITH NABORS                        OF NABORS
         NAME               AGE           AND PRIOR BUSINESS EXPERIENCE                      SINCE
         ----               ---           -----------------------------                    ---------
Hans W. Schmidt......       69      Chairman of the Technical and Safety                     1993
                                    Committee of the Board since 1998. From
                                    1958 to 1992, Mr. Schmidt held a number of
                                    positions with C. Deilman A.G., a
                                    diversified energy company located in Bad
                                    Bentheim, Germany, including serving as a
                                    Director from 1982 to 1992. He also served
                                    from 1965 to 1992 as Director of a
                                    subsidiary of C. Deilman A.G., Deutag
                                    Drilling, a company with worldwide drilling
                                    operations. From 1988 to 1991, Mr. Schmidt
                                    served as President of Transocean Drilling
                                    Company, a company of which he was also a
                                    director from 1981 until 1991.

Richard A. Stratton....     52      Vice Chairman of the Board, a member of the              1986
                                    Executive Committee of the Board since 1992
                                    and a member of the Technical and Safety
                                    Committee of the Board since 1998. Mr.
                                    Stratton served Nabors as President and
                                    Chief Operating Officer from 1986 to 1992,
                                    as Vice President from 1981 to 1986 and as
                                    Corporate Controller from 1979 to 1981.
                                    From 1970 to 1979, Mr. Stratton, a CPA, was
                                    associated with the accounting firm Price
                                    Waterhouse.

            CLASS III CONTINUING DIRECTORS -- TERMS EXPIRING IN 2000

                                                                                           DIRECTOR
                                               POSITION WITH NABORS                        OF NABORS
         NAME               AGE           AND PRIOR BUSINESS EXPERIENCE                      SINCE
         ----               ---           -----------------------------                    ---------
Eugene M. Isenberg...       69      Chairman of the Board, Chairman of the                    1987
                                    Executive Committee of the Board and Chief
                                    Executive Officer of Nabors since 1987. He
                                    also has been a Director of Danielson
                                    Holding Corporation (a financial services
                                    holding company) since 1990. He also has
                                    been a Governor of the National Association
                                    of Securities Dealers (NASD) since 1998,
                                    the National Association of Securities
                                    Dealers Automated Quotation (NASDAQ) since
                                    1998 and the American Stock Exchange (AMEX)
                                    since 1996. From 1969 to 1982, Mr. Isenberg
                                    was Chairman of the Board and principal
                                    shareholder of Genimar, Inc. (a steel
                                    trading and building products manufacturing
                                    company), which was sold in 1982. From 1955
                                    to 1968, Mr. Isenberg was employed in
                                    various management capacities with Exxon
                                    Corporation.

Jack Wexler.............    73      Chairman of the Compensation Committee of the             1987
                                    Board and a member of the Executive and
                                    Audit Committees of the Board since 1987.
                                    He is an international business consultant
                                    and has acted as a consultant to exporting
                                    and petroleum service companies since 1983.
                                    Prior to 1983, Mr. Wexler was employed by
                                    Exxon Corporation and its affiliates,
                                    serving in senior staff and operating
                                    management positions in the United States
                                    and the Far East.


EXECUTIVE OFFICERS (NOT DIRECTORS)


                                              POSITION WITH NABORS
         NAME                AGE          AND PRIOR BUSINESS EXPERIENCE
         ----                ---          -----------------------------

Bruce P. Koch...........     39     Vice President-Finance, since January 1996,
                                    and Controller of Nabors since March 1990.
                                    He was associated with the accounting firm
                                    of Coopers & Lybrand from 1983 to 1990 in a
                                    number of capacities including Audit
                                    Manager. Mr. Koch has been a Certified
                                    Public Accountant since 1982.

Daniel McLachlin....         61     Vice President-Administration and Corporate
                                    Secretary of Nabors since 1986. He was
                                    Manager, Administration of Nabors from 1984
                                    to 1986. From 1979 to 1984, he was the Vice
                                    President, Human Resources of Nabors
                                    Drilling Limited, a subsidiary of Nabors.

                            COMMITTEES OF THE BOARD

     The Board has four committees - the Executive Committee, the Compensation Committee, the Audit Committee and the Technical and Safety Committee. The Board does not have a standing nominating committee. A shareholder who wishes to nominate a candidate for election to the Board should forward the candidate's name and detailed description of the candidate's qualifications to Nabors' Corporate Secretary at 515 West Greens Road, Suite 1200, Houston, Texas 77067. Nabors requires notice of nominations by shareholders of persons for election as directors at the 2000 annual meeting of shareholders to be held on June 6, 2000 to be delivered to Nabors on or prior to January 3, 2000.

     The Executive Committee is comprised of Mr. Isenberg (Chairman), Mr. Petrello, Mr. Stratton and Mr. Wexler. The Compensation Committee is comprised of Mr. Sheinfeld and Mr. Wexler (Chairman). The Audit Committee is comprised of Mr. Sheinfeld (Chairman), Mr. Wexler and Mr. Whitman. The Technical and Safety Committee is comprised of Mr. Schmidt (Chairman) and Mr. Stratton.

     The Executive Committee met eleven times during the fiscal year ended December 31, 1998 and sixteen times during the transition period. The Executive Committee has all of the powers, rights and authority of the Board of Directors to the extent permitted by law, except with respect to certain actions as stated in Nabors' bylaws.

     The Compensation Committee met three times during the fiscal year ended December 31, 1998 and did not meet during the transition period. The Compensation Committee is responsible for reviewing and making recommendations with respect to the objectives, structure, cost and administration of Nabors' compensation programs and in that context reviews employment agreements, salaries, bonuses, stock options and employee benefit plans for officers and key employees.

     The Audit Committee met five times during the fiscal year ended December 31, 1998 and one time during the transition period. The Audit Committee reviews and approves the scope of audit and non-audit services, the results of the audit, the adequacy of internal controls and fee estimates for audit and certain non-audit services.

     The Technical and Safety Committee was established by the Executive Committee on December 30, 1998 and did not meet during the fiscal year ended December 31, 1998. The Technical and Safety Committee provides leadership in developing policy, implementing programs and monitoring performance in the technical and safety aspects of Nabors' operations.

     The Board of Directors met six times during the fiscal year ended December 31, 1998 and one time during the transition period. Except for Mr. Stratton, no incumbent director attended fewer than 75% of the aggregate of the meetings of the Board and meetings of all committees on which he served.

                             DIRECTOR COMPENSATION

     Directors who are not employees of Nabors receive $28,000 per year and an additional $3,000 per year for serving as chairman of a Board committee. Nabors does not pay additional fees for attendance at meetings of Board committees, except that non-employee directors who serve on the Executive Committee are paid $2,000 per meeting for attendance at meetings of the Executive Committee.

     In addition, Nabors issues stock options to its non-employee directors. Under its 1993 Stock Option Plan for Non-Employee Directors, each non-employee director in office at each annual meeting date receives a grant to purchase 5,000 shares at the market price on the date of grant. On March 3, 1998, each of Mr. Hurford, Mr.

Schmidt, Mr. Sheinfeld, Mr. Wexler and Mr. Whitman was granted options to purchase 5,000 shares at a per share price of $24.5625. These options are exercisable for ten years and become fully vested on June 1, 1999.

Effective December 30, 1998, the Board replaced this plan with the 1999 Stock Option Plan for Non-Employee Directors. The new plan is intended to provide an incentive to retain the services, and thereby encourage the continuity, of Nabors' non-employee directors, with the objective of enhancing shareholder value. Option grants under the new plan are determined by a committee comprised of employee directors of the Board of Directors. On December 30, 1998, each non-employee director received option grants based on his serving as a Board member, a committee member and/or as a committee chairman, as follows: Mr. Hurford, 12,500 shares; Mr. Schmidt, 15,000 shares; Mr. Sheinfeld, 17,500 shares; Mr. Wexler, 20,000 shares; and Mr. Whitman, 12,500 shares. All of the options were granted at a per share price of $12.625, become fully vested on December 30, 1999 and are exercisable for ten years.

                             CERTAIN RELATIONSHIPS

     Mr. Anthony Petrello was a partner of, and is currently Of Counsel to, Baker & McKenzie. Baker & McKenzie provided legal services to Nabors during the fiscal year ended December 31, 1998 and is expected to continue to render such services in the future. Mr. Petrello does not receive remuneration from Baker & McKenzie for work performed by the firm in connection with Nabors.

     For additional disclosure regarding relationships between members of the Board and Nabors, see "Compensation Committee Interlocks & Insider Participation".

            SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of April 15, 1999, information with respect to the beneficial ownership of Nabors' outstanding shares by (a) each Director and nominee for election as a Director, (b) executive officers who are not directors or nominees for election as directors, (c) all directors and executive officers as a group, (d) any other person or entity known by Nabors to be the beneficial owner of more than 5% of the shares, which is Nabors' only outstanding class of voting securities:

                                                                              COMMON STOCK BENEFICIALLY OWNED
                                                                          ----------------------------------------
BENEFICIAL OWNER(2)                                                       NUMBER OF SHARES     PERCENT OF TOTAL(1)
                                                                          ----------------     -------------------

DIRECTORS
Eugene M. Isenberg(3)..................................................     4,775,902                   4.27
Anthony G. Petrello(4).................................................     1,234,500                   1.14
Hans W. Schmidt(5).....................................................        93,000                      *
Myron M. Sheinfeld(6)..................................................        52,135                      *
Richard A. Stratton(7).................................................       291,245                      *
Jack Wexler(8).........................................................        60,000                      *
Martin J. Whitman(9)...................................................       868,073                      *

EXECUTIVE OFFICERS (NOT DIRECTORS)
Bruce P. Koch(10)......................................................        40,000                      *
Daniel McLachlin(11)...................................................        12,591                      *
All Directors/Executive Officers as a group
  (9 persons) (3)-(11).................................................     7,427,446                   6.65

OTHER
Merrill Lynch & Co. (12)...............................................     8,000,000                   7.48

---------------

*    Less than 1%

(1) As of April 15, 1999 Nabors had outstanding and entitled to vote 106,985,837 shares.

(2) The address of each of the persons listed, unless otherwise indicated, is in care of Nabors, 515 West Greens Road, Suite 1200, Houston, Texas 77067.

(3) The shares listed for Mr. Isenberg include 3,000,500 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999. The shares listed for Mr. Isenberg are held directly or indirectly through certain trusts, defined benefit plans and individual retirement accounts of which Mr. Isenberg is a grantor, trustee or beneficiary. Not included in the table are 190,543 shares owned directly or held in trust by Mr. Isenberg's spouse as to which Mr. Isenberg disclaims beneficial ownership.

(4) The shares listed for Mr. Petrello include 1,084,500 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999. The shares listed for Mr. Petrello are held directly or indirectly through certain trusts of which Mr. Petrello is a grantor, trustee or beneficiary.

(5) The shares listed for Mr. Schmidt include 90,000 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999.

(6) The shares listed for Mr. Sheinfeld include 35,000 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999.

(7) The shares listed for Mr. Stratton include 262,500 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999. Not included in the table are 61 shares owned directly by Mr. Stratton's spouse as to which Mr. Stratton disclaims beneficial ownership.

(8) The shares listed for Mr. Wexler include 60,000 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999. Not included in the table are 300 shares owned directly by Mr. Wexler's spouse as to which Mr. Wexler disclaims beneficial ownership.

(9) The shares listed for Mr. Whitman include 40,000 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999. The shares listed for Mr. Whitman also include 474,808 shares of Nabors common stock owned by M. J. Whitman & Co., Inc. Because Mr. Whitman is a majority stockholder in M.J. Whitman & Co, Inc., he may be deemed to have beneficial ownership of the Nabors shares owned by that company. The shares listed for Mr. Whitman exclude 2,805 shares owned directly by Mr. Whitman's spouse as to which Mr. Whitman disclaims beneficial ownership of.

(10) The shares listed for Mr. Koch include 40,000 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999.

(11) The shares listed for Mr. McLachlin include 12,500 shares which may be acquired pursuant to the exercise of options within 60 days of April 15, 1999.

(12) Based on the information contained in Schedule 13G of Merrill Lynch & Co., on behalf of Merrill Lynch Asset Management Group, and Merrill Lynch Growth Fund (collectively "Merrill Lynch") filed with the Securities and Exchange Commission on February 4, 1999, the shares listed for Merrill Lynch & Co. include 8,000,000 shares of Nabors common stock beneficially owned for which Merrill Lynch has shared voting power and shared dispositive power. The address of the entities are as follows: Merrill Lynch & Co., Inc. World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381 and Merrill Lynch Growth Fund, 800 Scudders Mill Road, Plainsboro, NJ 08536.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth all reportable compensation awarded to, earned by or paid to the named executive officers for services rendered in all capacities to Nabors and its subsidiaries whose compensation for the year exceed $100,000 for each of the last three fiscal years and the transition period.

-----------------------------------------------------------------------------------------------------------------------------------
                               ANNUAL COMPENSATION                                     LONG TERM COMPENSATION
                                                                                 -----------------------------------
                                                                                          AWARDS          PAYOUTS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 RESTRICTED   SECURITIES
                                                                  OTHER ANNUAL      STOCK     UNDERLYING    LTIP       ALL OTHER
 NAME AND PRINCIPAL                                               COMPENSATION    AWARD(S)     OPTIONS/    PAYOUTS  COMPENSATION($)
 POSITION                     YEAR(1)   SALARY($)    BONUS($)       ($) (2)          ($)       SARS (1)      ($)
-----------------------------------------------------------------------------------------------------------------------------------
 Eugene M. Isenberg              1998    325,000   1,000,000 (3)                         0    8,249,119 (4)     0      114,648 (5)
 Chairman of the
 Board, Director and       Transition     81,250     250,000 (3)                         0            0         0       30,647 (6)
 Chief Executive Officer       Period
                                                                                                                0
                                 1997    325,000   1,350,000                             0    6,012,500                141,453

                                 1996    325,000   1,350,000                             0    1,000,000                 36,755
-----------------------------------------------------------------------------------------------------------------------------------
 Anthony G. Petrello             1998    275,000     200,000 (7)                         0    3,905,423 (4)     0      295,041 (8)
 Director, President and
 Chief Operating Officer   Transition     68,750      50,000 (7)                         0            0         0       62,704 (9)
                               Period
                                                                                                                0
                                 1997    275,000     300,000                             0    3,437,000                409,943

                                 1996    275,000     300,000                             0      303,000                447,238
-----------------------------------------------------------------------------------------------------------------------------------
 Richard A. Stratton             1998    275,000     180,000                             0    1,363,125 (4)     0       14,539 (10)
 Vice Chairman of the
 Board and Director        Transition     68,750      45,000                             0            0         0        5,719 (11)
                               Period
                                                                                                                0
                                 1997    275,000     300,000                             0    1,287,500                 19,315

                                 1996    275,000     300,000                             0       75,000                 18,774
-----------------------------------------------------------------------------------------------------------------------------------
 Bruce P. Koch                   1998    130,000      11,200 (12)                        0       21,000 (4)     0        5,850 (13)
 Vice President-Finance
                           Transition     32,500       2,800                             0            0         0        1,463 (14)
                               Period
                                                                                                                0
                                 1997    126,250      26,000                             0       15,000                  5,681

                                 1996    111,250      23,000                             0       20,000                  5,006
-----------------------------------------------------------------------------------------------------------------------------------

(1) Information for the 1998 period reflects the period from January 1, 1998 to December 31, 1998 and the information for the transition period reflects the period from October 1, 1997 to December 31, 1997. All other periods are based on an October 1 to September 30 fiscal year.

(2) The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the salary and bonus for each of the named executive officers.

(3) Mr. Isenberg is entitled to receive an annual bonus as provided in his employment agreement with Nabors. In place of the remainder of his bonus for the transition period and for fiscal 1998, Mr. Isenberg was granted options to purchase 2,200,000 shares.

(4)  Includes 6,049,119 options for Mr. Isenberg; 3,005,423 options for
     Mr. Petrello; 1,063,125 options for Mr. Stratton; and 21,000 options for Mr. Koch that were repriced on December 11, 1998. These options replaced 8,065,492 options for Mr. Isenberg; 4,007,230 for Mr. Petrello; 1,417,500 options for Mr. Stratton; and 28,000 options for Mr. Koch that had been granted previously during fiscal year 1998 and subsequently forfeited for the repriced options (See "Option Grants in the Last Fiscal Year" and "Repricing of Options").

(5) Includes (a) Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $7,200 and (b) $107,448 that is the benefit to Mr. Isenberg of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement.

(6) Includes (a) Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $3,785 and (b) $26,862 that is the benefit to Mr. Isenberg of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement.

(7) Mr. Petrello is entitled to receive an annual bonus as provided in his employment agreement with Nabors. In place of the remainder of his bonus for the transition period and for fiscal 1998, Mr. Petrello was granted options to purchase 900,000 shares.

(8) Includes (a) Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $7,200; (b) $5,174 that is the benefit to Mr. Petrello of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement; (c) imputed interest of $151,167 on a loan from Nabors in the maximum amount of $2,881,915 pursuant to his employment agreement in connection with his relocation to Houston, the balance of which was $2,881,915 as of March 31, 1999 and no interest has been paid or charged thereon; and (d) reimbursement of certain traveling and other expenses of $131,500.

(9) Includes (a) Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $3,758; (b) $1,293 that is the benefit to Mr. Petrello of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement; (c) imputed interest of $41,283 on a loan from Nabors in the maximum amount of $2,881,915 pursuant to his employment agreement in connection with his relocation to Houston, the balance of which was $2,881,915 as of March 31, 1999 and no interest has been paid or charged thereon; and (d) reimbursement of certain traveling and other expenses of $16,370.

(10) Includes (a) Nabors' matching contributions to a retirement savings plan and non-qualified deferred compensation plan of $7,200; (b) $1,864 that is the benefit to Mr. Stratton of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement; and
     (c) imputed interest of $5,475 on a loan from Nabors in the maximum amount of $104,375 in connection with his relocation to Houston, the balance of which was $104,375 as of March 31, 1999 and no interest has been paid or charged thereon.

(11) Includes (a) Nabors' matching contributions to a retirement savings plan and non-qualified deferred compensation plan of $3,758; (b) $466 that is the benefit to Mr. Stratton of the premiums paid by Nabors, as projected on an actuarial basis, for a split dollar life insurance arrangement; and
     (c) imputed interest of $1,495 on a loan from Nabors in the maximum amount of $104,375 in connection with his relocation to Houston, the balance of which was $104,375 as of March 31, 1999 and no interest has been paid or charged thereon.

(12) Mr. Koch elected, in place of a portion of his cash bonus award, to be granted options to purchase 5,600 shares on February 26, 1999.

(13) Includes Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $5,850.

(14) Includes Nabors' matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $1,463.

STOCK OPTION/SAR GRANT TABLE

     The following table provides information with respect to stock options granted during the fiscal year ended December 31, 1998 to the named executive officers. Nabors did not grant any options or stock appreciation rights to these officers during the transition period, nor did it grant stock appreciation rights to these officers in fiscal 1998.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

               INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------
                            NUMBER OF       % OF TOTAL      EXERCISE
                           SECURITIES         OPTIONS          OR
                           UNDERLYING       GRANTED TO        BASE                     GRANT DATE
                             OPTIONS       EMPLOYEES IN       PRICE      EXPIRATION      PRESENT
           NAME              GRANTED        FISCAL YEAR      ($/SH)         DATE       VALUE ($)(5)
--------------------       ----------       ----------     ----------    ----------    ------------
Eugene M. Isenberg            540,000 (1)         2.97%        12.500      10/18/06     1,699,710
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg            222,750 (1)         1.23%        12.500      10/23/06       701,130
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg             93,420 (1)         0.51%        12.500      11/11/06       294,050
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg            131,580 (1)         0.72%        12.500      11/12/06       414,163
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg            225,000 (1)         1.24%        12.500      11/13/06       708,213
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg            112,500 (1)         0.62%        12.500      11/14/06       354,106
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg            112,500 (1)         0.62%        12.500      11/20/06       354,106
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg            247,500 (1)         1.36%        12.500      11/22/06       779,034
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg          1,087,500 (1)         5.99%        12.500      12/12/06     3,423,027
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg          1,736,625 (1)         9.57%        12.500      07/22/07     5,466,220
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg          1,539,744 (2)         8.48%        12.500      01/09/08     4,846,515
                           ----------       ----------     ----------    ----------    ----------
Eugene M. Isenberg          2,200,000 (3)        12.12%        12.625      12/30/08     7,045,060
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello           360,000 (1)         1.98%        12.500      10/18/06     1,133,140
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello           147,750 (1)         0.81%        12.500      10/23/06       465,060
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello            62,280 (1)         0.34%        12.500      11/11/06       196,033
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello            87,720 (1)         0.48%        12.500      11/12/06       276,108
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello           150,000 (1)         0.83%        12.500      11/13/06       472,142
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello            75,000 (1)         0.41%        12.500      11/14/06       236,071
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello            75,000 (1)         0.41%        12.500      11/20/06       236,071
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello           165,000 (1)         0.91%        12.500      11/22/06       519,356
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello           487,500 (1)         2.69%        12.500      12/12/06     1,534,460
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello           967,500 (1)         5.33%        12.500      07/22/07     3,045,314
                           ==========       ==========     ==========    ==========    ==========

               INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------
                            NUMBER OF       % OF TOTAL      EXERCISE
                           SECURITIES         OPTIONS          OR
                           UNDERLYING       GRANTED TO        BASE                     GRANT DATE
                             OPTIONS       EMPLOYEES IN       PRICE      EXPIRATION      PRESENT
           NAME              GRANTED        FISCAL YEAR      ($/SH)         DATE       VALUE ($)(5)
--------------------       ----------       ----------     ----------    ----------    ------------
Anthony G. Petrello           427,673 (2)         2.36%        12.500      01/09/08     1,346,148
                           ----------       ----------     ----------    ----------    ----------
Anthony G. Petrello           900,000 (3)         4.96%        12.625      12/30/08     2,882,070
                           ----------       ----------     ----------    ----------    ----------
Richard A. Stratton            37,500 (1)         0.21%        12.500      10/22/06       118,035
                           ----------       ----------     ----------    ----------    ----------
Richard A. Stratton           168,750 (1)         0.93%        12.500      10/30/06       531,159
                           ----------       ----------     ----------    ----------    ----------
Richard A. Stratton           262,500 (1)         1.45%        12.500      12/12/06       826,248
                           ----------       ----------     ----------    ----------    ----------
Richard A. Stratton           112,500 (1)         0.62%        12.500      06/12/07       354,106
                           ----------       ----------     ----------    ----------    ----------
Richard A. Stratton           309,375 (1)         1.70%        12.500      07/22/07       973,792
                           ----------       ----------     ----------    ----------    ----------
Richard A. Stratton           172,500 (2)         0.95%        12.500      01/09/08       733,152
                           ----------       ----------     ----------    ----------    ----------
Richard A. Stratton           300,000 (4)         1.65%        12.625      12/30/08     1,299,240
                           ----------       ----------     ----------    ----------    ----------
Bruce P. Koch                  11,250 (1)         0.06%        12.500      02/12/07        47,814
                           ----------       ----------     ----------    ----------    ----------
Bruce P. Koch                   9,750 (2)         0.05%        12.500      01/09/08        41,439
                           ==========       ==========     ==========    ==========    ==========

(1) These options were repriced on December 11, 1998 at an exercise price of $12.50. The original expiration dates and vesting schedules remained the same as the previous schedules, except that no repriced options are exercisable prior to December 14, 1999. Only 75% of the executive's then outstanding options with an exercise price of $16.00 or greater were replaced with new options. The remaining 25% were forfeited. The number of options forfeited by the executive officers were as follows: Mr. Isenberg, 1,503,125; Mr. Petrello, 859,250; Mr. Stratton, 296,875; and Mr. Koch,
     3,750.

(2) These options were originally granted on January 9, 1998. Mr. Isenberg's and Mr. Petrello's options were granted in place of a portion of their cash bonuses for fiscal year 1997. These options were repriced on December 11, 1998 at an exercise price of $12.50. The original expiration dates and vesting schedules remained the same as the previous schedules, except that no repriced options are exercisable prior to December 14, 1999. Only 75% of the executive's then outstanding options with an exercise price of $16.00 or greater were replaced with new options. The remaining 25% were forfeited. The number of options forfeited by the executive officers were as follows: Mr. Isenberg, 513,248; Mr. Petrello, 142,558; Mr. Stratton, 57,500; and Mr. Koch, 3,250.

(3) These options were granted on December 30, 1998 and vested immediately. Mr. Isenberg's and Mr. Petrello's options were granted in place of a portion of their cash bonuses for fiscal year 1998 and the transition period.

(4) These options were granted on December 30, 1998 and vest in three equal annual installments beginning December 30, 1999, subject to accelerated vesting as set forth below. In the event that the shares trade for 20 consecutive days at an average price that is 15% per annum or greater than the price on the date of grant, the first installment will vest; if the shares trade at 32.3% or more, the second installment will vest; and if the shares trade at 52.1% or more, the third installment will vest.

(5) All options are granted at an exercise price equal to the market value of the shares on the date of grant. Therefore, if there is no appreciation in the market value, no value will be realizable. In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Nabors' use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: (a) for options that were repriced, we assumed expected terms of two to three and one-half years, volatility of 38.876%, dividends of $0 per share and risk free rate of return of 4.451%; and (b) for options granted on December 30, 1998, we assumed expected terms of two to three and one-half years, volatility of 38.876%, dividends of $0 per share and risk free rates of return of 4.67% to 4.68%. The figures given are not intended to forecast future price appreciation of the shares. The real value of the options in this table depends solely upon the actual performance of the Nabors' stock during the applicable period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information with respect to the stock options exercised during fiscal 1998 and the value as of December 31, 1998 of unexercised in-the-money options held by the named executive officers. Nabors did not grant any options or stock appreciation rights to these officers during the transition period, nor did it grant stock appreciation rights to these officers in fiscal 1998. The value realized on the exercise of options is calculated using the difference between the per share option exercise price and the market value of a share on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the per share option exercise price and the market value of $12.9375 per share at December 31, 1998.

          NAME               SHARES       VALUE          SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                            ACQUIRED     REALIZED       UNEXERCISED OPTIONS/SARS                IN-THE-MONEY
                               ON                              AT FY-END                     OPTIONS AT FY-END
                            EXERCISE
                                                     EXERCISABLE  /  UNEXERCISABLE       EXERCISABLE / UNEXERCISABLE
-----------------------    ------------ ----------- --------------------------------- ---------------------------------
Eugene M. Isenberg                    0 $         0    3,000,500  /     6,049,119     $   3,389,188  / $   2,646,490
                           ------------ ----------- --------------------------------- ---------------------------------
Anthony G. Petrello                   0           0    1,084,500  /     3,005,423           903,938  /     1,314,873
                           ------------ ----------- --------------------------------- ---------------------------------
Richard A. Stratton                   0           0      262,500  /     1,363,125           827,344  /       558,867
                           ------------ ----------- --------------------------------- ---------------------------------
Bruce P. Koch                         0           0       30,000  /        36,000           159,375  /        68,250
                           ============ =========== ================================= =================================

EMPLOYMENT CONTRACTS

     Mr. Isenberg's and Mr. Petrello's employment contracts were amended and restated effective October 1, 1996 and both contracts had an expiration date of September 30, 2001. The expiration date automatically extends for an additional one year term on each anniversary date, unless Nabors provides notice to the contrary ten days prior to such anniversary. Mr. Isenberg's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. The formula for the calculation of his cash bonus remained as it had been under the prior version, a shareholder approved contract which provided that Mr. Isenberg is entitled to receive an annual cash bonus equal to 7% (6% for fiscal years commencing on or after October 1, 1999) of Nabors' net cash flow (as defined in the employment contract) in excess of 15% of the average stockholder's equity for such fiscal year. Mr. Petrello's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. His annual bonus remained as it had been at the greater of $700,000 or 2% of the net cash flow (as defined in the employment contract) in excess of 15% of the average stockholders equity in such year. Messrs. Isenberg and Petrello are eligible for stock options and grants, may participate in annual long-term incentive programs, and pension and welfare plans, on the same basis as other executives and may receive special bonuses from time to time as determined by the Board.

     In addition to salary and bonus, each of Mr. Isenberg and Mr. Petrello is entitled to group life insurance at an amount at least equal to three times base salary; various split-dollar life insurance policies, reimbursement of expenses, various perquisites and a personal umbrella policy in the amount of $5 million. Further, if Mr. Isenberg or Mr. Petrello is subject to the tax imposed by Section 4999 of the Internal Revenue Code, Nabors has agreed to reimburse them for such tax on an after-tax basis.

     In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated by Nabors by reason of death, disability, or any reason other than for cause, or is terminated by either individual for Constructive Termination Without Cause (as defined in the agreements) or is terminated as a result of or following a Change of Control (as defined in the agreements), the terminated individual will be entitled to receive (a) all base salary which would have been payable through the expiration date of the contract (currently, September 30, 2003) or three times the then current base salary, whichever is greater; (b) all annual cash bonus which would have been payable through the expiration date, or three times the highest bonus, (including the imputed value of grants of stock awards and stock options), paid or payable during the last three fiscal years prior to termination, whichever is greater; (c) any restricted stock outstanding, which shall become immediately and fully vested;
(d) any outstanding stock options, which shall become immediately and fully vested; (e) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites) shall be continued through the later of the expiration date or three years after the termination date; (f) continued participation in medical, dental and life insurance coverage until the executive receives equivalent benefits or coverage through a subsequent employer or until the death of the executive or his spouse, whichever is later; and (g) any other or additional benefits in accordance with applicable plans and program of Nabors. In the event that either Mr. Isenberg's or Mr. Petrello's termination is related to a Change in Control, the terminated individual at his election shall be entitled to receive a cash amount equal to one dollar less than the amount that would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code, in place of the salary and bonus referred to in (a) and (b) above. In addition, the terminated individual shall be entitled, upon his election to terminate because of such Change in Control, to receive in lieu of any such number of outstanding options, as selected by the individual, an amount of cash in exchange therefor equal to (x) the excess of the Change in Control Price (as defined in the agreements) over the exercise price of the options per share of common stock multiplied by (y) the number of options selected by the individual. In addition, they shall be entitled to be granted additional options immediately exercisable for five years, at a price equal to the average closing price per share during the 20 days prior to the Change of Control in an amount equal to the highest number of options granted during any fiscal year during the period comprising the then current fiscal year and the three fiscal years preceding the Change in Control. In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated for cause or as a result of resignation (other than as described above), the terminated individual will be entitled to receive (1) base salary through the date of termination; (2) all annual cash bonus which would have been payable through the date of termination; (3) all restricted stock that has vested on or prior to the date of termination; (4) any outstanding stock options vested on or prior to the date of termination; (5) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites if to be performed following termination); and (6) other or additional benefits in accordance with applicable plans and program of Nabors. If Mr. Petrello's employment is terminated for any reason, he is entitled to certain relocation benefits as set forth in his agreement.

     Mr. Stratton entered into a new employment contract effective October 1, 1996, with an expiration date of September 30, 2001. The expiration date automatically extends for an additional one year term on each anniversary date, unless Nabors provides notice to the executive to the contrary ten days prior to such anniversary. Mr. Stratton's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. Mr. Stratton is also entitled to vacation, reimbursement of expenses, comprehensive medical, disability and life insurance protection, a split-dollar life insurance agreement in an amount of not less that $2 million, other perquisites and a personal umbrella policy in the amount of $5 million. Mr. Stratton's term of employment continues until the earliest of the expiration date of the contract (currently September 30, 2003), his death, permanent and total disability, temporary partial or permanent disability, voluntary resignation or discharge for cause as defined in the employment agreement. In the event Mr. Stratton's employment is terminated by Nabors for any reason other than cause or by Mr. Stratton's voluntary resignation or is terminated by Mr. Stratton following a Change of Control (as defined in his agreement), Mr. Stratton shall be entitled to (a) all base salary which would have been payable for the period from the termination date until the expiration date; (b) all deemed bonus which would have been payable for the period from the termination date until the expiration date (for this purpose, deemed bonus for each fiscal year shall equal the highest cash bonus paid to Mr. Stratton during the last three fiscal years prior to the termination date); (c) any restricted stock outstanding, which shall become immediately and fully vested; (d) any outstanding stock options, which shall become immediately and fully vested; (e) any amounts then earned, accrued or owing to Mr. Stratton but not yet paid (including obligations to be performed following termination); and (f) certain other benefits including vacation, life insurance and medical benefits will be continued through the later of the expiration date or three years following the date of termination. In the event Mr. Stratton is terminated for cause or voluntarily resigns, he shall be entitled to receive only those outstanding stock options which have then vested. Mr. Stratton may elect to treat any breach of his employment contract by Nabors or its successor, in the event of a merger, consolidation or sale of substantially all of the assets of Nabors, as a discharge without cause.

          REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

     In its review of outstanding stock options, the Compensation Committee noted that Nabors had originally granted the options as an incentive for key employees to remain in the employ of Nabors. The dramatic downturn in the oilfield sector had significantly reduced the price of Nabors' stock and, therefore, the benefit of the options. The Compensation Committee decided to adjust the terms of outstanding stock options so that they would continue to fulfill their original purpose. On December 11, 1998, the Compensation Committee approved the repricing of outstanding options with an exercise price of $16.00 and over to $12.50, the closing stock price on that day. Optionees with salary levels below $80,000 were entitled to have all outstanding options with an exercise price of $16.00 or greater replaced with new options. Optionees with salary levels of $80,000 and above were entitled to have 75% of their outstanding options with an exercise price of $16.00 or greater replaced with new options, subject to their forfeiting the remaining 25%. The original expiration dates and vesting schedules remained the same as the previously stated schedules, except that no repriced options are exercisable until December 14, 1999. The number of options forfeited by Nabors' executive officers were as follows: Mr. Isenberg, 2,016,373; Mr. Petrello, 1,001,808; Mr. Stratton, 354,375; Mr. Koch, 7,000; and Mr. McLachlin, 3,000.

     The following table provides information on stock options that were repriced during fiscal 1998. Nabors has not repriced options in the last ten years except as set forth below.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                          LENGTH OF
                                         NUMBER OF       MARKET PRICE        EXERCISE                     ORIGINAL
                                        SECURITIES       OF STOCK AT         PRICE AT                    OPTION TERM
                                        UNDERLYING         TIME OF           TIME OF          NEW       REMAINING AT
                                          OPTIONS        REPRICING OR      REPRICING OR     EXERCISE       DATE IF
                                        REPRICED OR       AMENDMENT         AMENDMENT        PRICE      REPRICING OR
          NAME               DATE         AMENDED            ($)               ($)            ($)         AMENDMENT
------------------------  ----------   --------------   ---------------   ---------------  ----------  ---------------
Eugene M. Isenberg          12/11/98          540,000             12.50           16.7500       12.50        94 months
Chairman of the             12/11/98          222,750             12.50           16.0000       12.50        94 months
Board, Director and         12/11/98           93,420             12.50           17.0000       12.50        95 months
Chief Executive Officer     12/11/98          131,580             12.50           17.0000       12.50        95 months
                            12/11/98          225,000             12.50           17.0000       12.50        95 months
                            12/11/98          112,500             12.50           18.1250       12.50        95 months
                            12/11/98          112,500             12.50           20.0000       12.50        95 months
                            12/11/98          247,500             12.50           21.0000       12.50        95 months
                            12/11/98        1,087,500             12.50           17.5000       12.50        96 months
                            12/11/98        1,736,625             12.50           29.5500       12.50       103 months
                            12/11/98        1,539,744             12.50           24.4375       12.50       108 months
------------------------  ----------   --------------   ---------------   ---------------  ----------  ---------------
Anthony G. Petrello         12/11/98          360,000             12.50           16.7500       12.50        94 months
Director, President and     12/11/98          147,750             12.50           16.0000       12.50        94 months
Chief Operating Officer     12/11/98           62,280             12.50           17.0000       12.50        95 months
                            12/11/98           87,720             12.50           17.0000       12.50        95 months
                            12/11/98          150,000             12.50           17.0000       12.50        95 months
                            12/11/98           75,000             12.50           18.1250       12.50        95 months
                            12/11/98           75,000             12.50           20.0000       12.50        95 months
                            12/11/98          165,000             12.50           21.0000       12.50        95 months
                            12/11/98          487,500             12.50           17.5000       12.50        96 months
                            12/11/98          967,500             12.50           29.5500       12.50       103 months
                            12/11/98          427,673             12.50           24.4375       12.50       108 months
------------------------  ----------   --------------   ---------------   ---------------  ----------  ---------------
Richard A. Stratton         12/11/98           37,500             12.50           16.3750       12.50        94 months
Vice Chairman of the        12/11/98          168,750             12.50           16.0000       12.50        94 months
Board and Director          12/11/98          262,500             12.50           17.5000       12.50        96 months
                            12/11/98          112,500             12.50           22.5000       12.50       102 months
                            12/11/98          309,375             12.50           29.5500       12.50       103 months
                            12/11/98          172,500             12.50           24.4375       12.50       108 months
------------------------  ----------   --------------   ---------------   ---------------  ----------  ---------------
Bruce P. Koch               12/11/98           11,250             12.50           17.0000       12.50        98 months
Vice President -            12/11/98            9,750             12.50           24.4375       12.50       108 months
Finance
------------------------  ----------   --------------   ---------------   ---------------  ----------  ---------------
Daniel McLachlin            12/11/98            5,250             12.50           17.0000       12.50        98 months
Vice President -            12/11/98            3,750             12.50           24.4375       12.50       108 months
Administration and
Corporate Secretary
========================  ==========   ==============   ===============   ===============  ==========  ===============

                                                      THE COMPENSATION COMMITTEE


                                                      Jack Wexler, Chairman
                                                      Myron M Sheinfeld

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, for fiscal 1998 and the transition period, was comprised of three non-employee directors: Mr. Wexler (Chairman), Mr. Hurford and Mr. Sheinfeld. During fiscal 1998 Nabors provided drilling and logistical services to Hunt Oil Company, of which Mr. Gary Hurford, served as the President until his death in April 1999. The drilling and logistical services were provided by Nabors to Hunt, at prevailing market rates. Amounts received for such services represented approximately 0.5% of Nabors' consolidated gross revenue. The Compensation Committee is currently comprised of Mr. Wexler (Chairman) and Mr. Sheinfeld.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPOSITION AND ROLE OF THE COMPENSATION COMMITTEE

     The Compensation Committee meets periodically to review and recommend to the Board for its approval policies and procedures relating to employment agreements, salaries, bonuses, stock grants, stock options and employee benefit plans for officers and employees. In particular, the committee is responsible for recommendations with regard to:

     o Salary, cash bonuses, stock awards and stock option grants to management and other key employees;

     o    Policies and practices in regards to employment agreements; and

     o Stock-based compensation plan, other benefit programs including shareholder-approved stock option plans and defined contribution plans.

     The committee conducts periodic meetings throughout the year, culminating in an extended session, following the close of the fiscal year, to consider salary adjustments, incentive compensation and related issues.

COMPENSATION POLICIES

     The committee's goal is to establish compensation policies and programs designed to attract and retain a qualified executive staff for the purpose of enhancing shareholder value. The committee is mindful that, over the past decade, the oil field services industry, particularly drilling contractors, have undergone severe contractions in activity forcing many companies to withdraw or be eliminated from the market place. The ability of companies to compete in this new marketplace depends in part on the need to attract and retain executives with the necessary industry knowledge and management and financial skills to preserve and enhance Nabors' position, notwithstanding the industry's characteristics. For this reason, the committee also is of the view that attracting executive talent from both inside and outside the industry is important to the continued enhancement of Nabors. Consistent with these goals, the committee seeks to:

     o Attract and retain high quality executives needed to manage Nabors and maintain its competitive position;

     o Reward effective ongoing management performance that achieved Nabors' operating, financial and strategic goals established each year;

     o Focus executive attention on enhancing long-term shareholder value through stock-based compensation programs; and

     o Reward key employees for exceptional performance with regard to Nabors' success.

     Nabors' executive compensation program includes base salary and incentive bonuses as follows:

     Base Salary: The committee reviews the performance of each senior executive officer individually with the Chief Executive Officer and determines an appropriate salary level for each senior executive officer based primarily on individual performance and competitive factors. These competitive factors include as a reference the base salary of other top executives of drilling contractors and the oil service sector generally, and also the compensation levels needed to attract and retain highly talented executives from outside the industry. For fiscal 1998, the committee noted that generally the salaries of the Chief Executive Officer and the next three most highly compensated executive officers were, in the majority of cases, below the mean of the salaries for the same categories of Nabors' competitors, as reported in the latest available proxy statements of the five companies other than Nabors that comprise the Dow Jones Oil Drilling Index. The salaries of the Chief Executive Officer and the President have remained the same since 1987 and 1992, respectively.

     Incentive Bonus Program: The committee administers annual review programs to determine to what extent to reward senior executive officers and key employees based upon Nabors' performance in relation to performance goals. Financial performance goals are set forth in the contractual bonus formula for the Chief Executive Officer and President as described above under "Management Compensation-Employment Contracts". With respect to other senior executive officers, the performance goals include both financial and non-financial objectives, including achieving certain financial targets in relation to internal budgets, developing internal infra-structure and enhancing positions in certain markets. The financial criteria include, among other things, increasing revenues, controlling direct and overhead expenses and increasing cash flow from operations. The non-financial criteria include maintaining Nabors' share in its principal geographic markets, enhancing Nabors' technical capabilities and developing operations in identified strategic markets. Based on these reviews, annual incentive rewards are recommended by the committee to the Board. Annual incentive awards include cash, options or shares, or a combination thereof. Share awards or stock option grants typically have been issued on a four-year vesting schedule, but the committee reserves the right to modify the vesting schedule in its discretion, particularly where options are given in lieu of cash bonuses. Annual incentive bonus awards are not guaranteed except for those subject to contractual arrangements. The committee believes that stock option grants and share awards are critical in motivating and rewarding the creation of long-term shareholder value, and the committee has established a policy of awarding stock options from time to time based on continuing progress of Nabors and on individual performance. For fiscal 1998, the bonus and stock options granted to the Chief Executive Officer and the next two most highly compensated executive officers were higher than those for the same categories of Nabors' competitors, as reported in the latest available proxy statements of the five companies other than Nabors that comprise the Dow Jones Oil Drilling Index. Mr. Isenberg's and Mr. Petrello's cash bonuses are determined under a contractual formula based upon financial results (see "Management Compensation Employment Contracts"). However, for fiscal 1998 and the transition period, the committee, with the concurrence of Mr. Isenberg and Mr. Petrello, reduced the cash bonus awards that they were entitled to under the formula arrangements. In lieu thereof, on December 30, 1998, the committee granted to Mr. Isenberg and Mr. Petrello 2,200,000 and 900,000 stock options, respectively, with a per share exercise price of $12.625, the market value of an underlying share on the date of the grant. The committee believes that replacing a portion of a cash bonus with stock options aligns executive interests with shareholders and is a widespread accepted practice.

     Section 162(m) of the Internal Revenue Code of 1986, as amended , limits to $1,000,000 the amount of compensation that may be deducted by Nabors in any year with respect to certain of Nabors' highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the $1,000,000 limit, as well as compensation paid pursuant to employment contracts in existence prior to the adoption of Section 162(m) in 1993. Section 162(m) applied to Nabors for the first time in fiscal 1995. Although the contractual bonus arrangements remained the same from their previous contracts, certain bonus compensation, as well as the share options granted to Mr. Isenberg, Mr. Petrello and Mr. Stratton pursuant to the new and amended employment contracts entered into in 1996, may not be exempt from Section 162(m) and, therefore, Nabors may not be able to deduct that portion of such compensation that exceeds $1,000,000 (see "Management Compensation-Option/SAR Grants in the Last Fiscal Year" and "- Employment Contracts"). The cash compensation paid to Mr. Isenberg in excess of $1,000,000 for fiscal 1998 is not deductible. While the committee intends to take reasonable steps to obtain deductibility of compensation, it reserves the right not to do so in its judgment, particularly with respect to retaining the service of its principal executive officers.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

     The committee's arrangements with its Chief Executive Officer and President have been designed from the outset to align compensation to enhancing shareholder value. Mr. Isenberg's compensation is made pursuant to a contractual formula that originated with several of Nabors' major shareholders in 1987 following Nabors' bankruptcy proceedings. These arrangements were subsequently approved by the various constituencies in Nabors' bankruptcy proceedings, including equity and debt holders, and confirmed by the United States Bankruptcy Court. Mr. Isenberg's base salary remained constant since 1987, and Mr. Petrello's since his employment date in 1991. The major portion of their cash compensation is the performance based bonus compensation. Mr. Isenberg and Mr. Petrello receive a cash bonus according to a formula based on a percentage (Isenberg-7%, Petrello-2%) of cash flow in excess of a 15% return on shareholders' average book equity. The Committee believes that tying the cash bonus to cash flow in excess of a return on shareholders' average equity aligns Mr. Isenberg's and Mr. Petrello's bonus' to achieving superior financial results that should enhance shareholder value. In order to ensure that Mr. Isenberg and Mr. Petrello would continue to be available to Nabors, the Committee amended and restated their employment contracts effective October 1, 1996 for additional five-year terms that renew annually absent notice to the contrary (see "Management Compensation - Employment Contracts"). Mr. Isenberg's contractual bonus (as well as Mr. Petrello's) provides for the mandatory application of a bonus formula. However, as indicated above, for fiscal 1997, fiscal 1998 and the transition period, the committee, with the concurrence of Mr. Isenberg and Mr. Petrello, reduced the cash bonus awards to which they were entitled under the formula arrangements and in lieu of a portion thereof, granted stock options as described above.

     In reviewing Mr. Isenberg's compensation, the committee took into account the long-term shareholder value which he helped create since becoming Nabors' Chief Executive Officer in 1987. The committee also took note of Nabors' expansion of its U.S. operations, which has enhanced Nabors' operating leverage in the U.S. domestic market. The result of this effort is reflected in the chart below.

FINANCIAL HIGHLIGHTS
NABORS INDUSTRIES, INC. AND SUBSIDIARIES
(In millions, except per share amounts)


                                                                              1998 VERSUS 1997              1998 VERSUS 1993
                                                                         -------------------------      ------------------------
                                            FISCAL YEAR (1)                 INCREASE/(DECREASE)           INCREASE/(DECREASE)
                               -------------------------------------------------------------------------------------------------
FINANCIAL DATA                    1998          1997         1993(2)         $               %               $             %
                                             (Unaudited)
                               ----------    ----------    ----------    ----------     ----------      ----------    ----------
Revenues ..................    $    968.2    $  1,115.0    $    419.4    $   (146.8)           (13)%    $    548.8           131%
                               ----------    ----------    ----------    ----------     ----------      ----------    ----------
Net income ................         125.0         136.0          38.6         (11.0)            (8)%          86.4           224%
                               ----------    ----------    ----------    ----------     ----------      ----------    ----------
Net income per share ......          1.16          1.24           .50         (0.08)            (6)%           .66           132%
                               ----------    ----------    ----------    ----------     ----------      ----------    ----------
Stockholders' equity ......         867.5         767.3         307.6         100.2             13%          559.9           182%
                               ----------    ----------    ----------    ----------     ----------      ----------    ----------
Year end market value of
    shares outstanding ....    $  1,304.0    $  3,170.0    $    781.8    $ (1,866.0)           (59)%    $    522.2            67%
                               ==========    ==========    ==========    ==========     ==========      ==========    ==========

(1) The fiscal years ended 1998 and 1997 is for the period January through December and the fiscal year ended 1993 is for The period October through September. The financial data for 1997 was recast to reflect Nabors' change in its fiscal year end effective January 1, 1998.

(2) The financial data for 1993 was restated to include Sundowner Offshore Services, Inc., which was acquired on October 27, 1994.


                                           THE COMPENSATION COMMITTEE


                                           Jack Wexler, Chairman
                                           Myron M. Sheinfeld

                            STOCK PERFORMANCE GRAPH

     The following graph illustrates comparisons of five-year cumulative total returns among Nabors Industries, Inc., the S&P Midcap Index and the Dow Jones Oil Drilling Index. Total returns assumes $100 invested on December 31, 1993 in shares of Nabors Industries, Inc., the S&P Midcap Index, and the Dow Jones Oil Drilling Index. It also assumes reinvestment of dividends and is calculated at the end of each fiscal year, December 31, 1993 to December 31, 1998.

                                    [GRAPH]


                                      1993      1994      1995     1996     1997      1998
                                     ------    ------    ------   ------   ------    ------
     Nabors Industries, Inc.            100        80       138      237      389       166
                                     ------    ------    ------   ------   ------    ------
     S&P Midcap Index                   100        96       126      150      199       237
                                     ------    ------    ------   ------   ------    ------
     Dow Jones Oil Drilling Index       100        85       147      304      416       172
                                     ------    ------    ------   ------   ------    ------

                                  ACCOUNTANTS

     PricewaterhouseCoopers LLP, independent accountants, have been selected to serve as Nabors' accountants for the current fiscal year. They, or a predecessor, have been our accountants since May 1987.

     A representative from PricewaterhouseCoopers is expected to be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Nabors' directors and executive officers, and persons who own more than 10% of a registered class of Nabors' equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Nabors. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Nabors with all Section 16(a) forms which they file.

     To Nabors' knowledge, based solely on review of the copies of such reports furnished to Nabors and written representation that no other reports were required during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis.

                                 OTHER MATTERS

     The Board knows of no other business to come before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

                    SHAREHOLDERS' PROPOSALS FOR PRESENTATION
                             AT 2000 ANNUAL MEETING

     If a shareholder of Nabors wishes to present a proposal for consideration at the 2000 Annual Meeting of Shareholders, the proposal must be received at the executive offices of Nabors no later than January 3, 2000 to be considered for inclusion in Nabors' proxy statement and form of proxy for that annual meeting.

                                        NABORS INDUSTRIES, INC.

                                        /s/ DANIEL MCLACHLIN
                                        DANIEL MCLACHLIN
Dated:  May 3, 1999                     Corporate Secretary

[X]  Please mark your votes as in this example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ELECTION OF EACH NOMINEE FOR DIRECTOR.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

FOR  [ ]      WITHHELD [ ]

1.   Election of Directors.  (see reverse)

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please mark the proxy, sign exactly as your name appears below, and return it promptly in the enclosed addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.


----------------------------------------
Signature                           Date


----------------------------------------
Signature                           Date

PROXY

                            NABORS INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eugene M. Isenberg and Anthony G. Petrello, and each of them (with full power to designate substitutes), proxies for the undersigned to represent, vote and act with respect to all shares of common stock of Nabors Industries, Inc. held of record by the undersigned at the close of business on April 9, 1999 at Nabors' annual meeting of shareholders to be held on June 8, 1999 and any adjournments or postponements thereof, upon the matters designated below and upon such other matters as may properly come before the meeting, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1. ELECTION OF DIRECTORS: Election of three directors of Nabors to serve until the 2002 annual meeting of shareholders or until their successors are elected and qualified.

Nominees:  Anthony G. Petrello, Myron M. Sheinfeld and Martin J. Whitman

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                                    SEE REVERSE
                                                                        SIDE